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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 15, 2002

                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                       333-7841                  13-3859938
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                       Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                         (Address of principal executive
                           offices including zip code)

                                 (212) 405-6200

                         (Registrant's telephone number,
                              including area code)

                                      N.A.
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

         On March 15, 2002, we received gross proceeds of $2.0 million from the issuance of a subordinated convertible note to an existing investor. The issuance of the note was in lieu of a second closing on our series J convertible preferred stock, as was previously contemplated. We expect the note to be converted into equity in our company as part of a larger equity financing and in connection with a broader recapitalization anticipated to occur in mid-April 2002. A copy of the note is attached to this Current Report on Form 8-K as
Exhibit 4.1. Additionally, as part of these financing activities, the lenders under our senior secured credit facility have agreed to extend the due date of the current quarterly interest payment to April 15, 2002. We are currently contemplating further amendments to our senior secured credit facility.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.                  Description

4.1             Form of Subordinated Convertible Note

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FIBERNET TELECOM GROUP, INC.
                                  (Registrant)

Dated:   March 15, 2002           By:    /s/ Michael S. Liss
         --------------                  ----------------------------------
                                         Michael S. Liss
                                         President and Chief Executive Officer